UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2018

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

9101 Wall Street, Suite 1300, Austin, TX		78754
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 334-8900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

Superconductor Technologies Inc. (the "Company" or "our") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting") on June 7, 2018 which meeting was adjourned until June 15, 2018 to allow additional time for voting on the following proposals indicated as Proposal 3 and Proposal 4 in the Company’s proxy materials.

Proposal 3 was the approval of an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of the Company's outstanding shares of common stock at a ratio of not less than 1:4 and not greater than 1:10 (the "Reverse Stock Split"), with the board of directors (the "Board") having the discretion to determine whether or not the Reverse Stock Split is to be effected at any time prior to the first anniversary date of the Annual Meeting and with the exact ratio of any reverse stock split to be set within the range as determined by the board in its discretion. Proposal 4 was the approval, contingent upon approval of the Reverse Stock Split, of an amendment to our Certificate of Incorporation to reduce the number of shares of our authorized common stock in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the Reverse Stock Split, or by such other ratio determined by our board of directors in its discretion.

The number of shares of common stock entitled to vote at the Annual Meeting was 12,323,798 shares. The number of shares of common stock present or represented by valid proxy at the annual meeting was 9,841,849 shares. All proposals passed at the Annual Meeting. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted at the June 15, 2018 continuation of the Annual Meeting are set forth below:

Proposal 3:  Reverse Stock Split in the discretion of our Board of Directors.

The stockholders approved Proposal 3 (the approval of an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of the Company's outstanding shares of common stock at a ratio of not less than 1:4 and not greater than 1:10 (the "Reverse Stock Split"), with the board of directors (the "Board") having the discretion to determine whether or not the Reverse Stock Split is to be effected at any time prior to the first anniversary date of the Annual Meeting and with the exact ratio of any reverse stock split to be set within the range as determined by the board in its discretion), as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,173,693	2,584,132	1,084,024	-

Proposal 4:  Reduction of authorized number of Common Stock contingent on the Reverse Stock Split.

The stockholders approved Proposal 4 (the approval, contingent upon approval of the Reverse Stock Split, of an amendment to our Certificate of Incorporation to reduce the number of shares of our authorized common stock in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the Reverse Stock Split, or by such other ratio determined by our board of directors in its discretion), as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,625,211	2,128,249	1,088,389	-

Other Proposals.

The results for the other proposals which were voted on at the Annual Meeting on June 7, 2018 are set forth in the Company’s Current Report on Form 8-K filed on June 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superconductor Technologies Inc.

Dated: June 15, 2018	By:	/s/ WILLIAM J. BUCHANAN
William J. Buchanan
Vice President and Chief Financial Officer